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                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ]  Definitive proxy statement
[X]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           WEIRTON STEEL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           WEIRTON STEEL CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing party:

     (4) Date filed:

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     WEIRTON
STEEL CORPORATION

NEWS & INFORMATION                      Contact: Gregg Warren, Director
                                                 Corporate Communications
                                                 and Government Relations
                                                 (304) 797-2828

                                           Date: November 18, 2002
WEIRTON STEEL CORPORATION
400 THREE SPRINGS DRIVE / WEIRTON, WV 26062

              WEIRTON STEEL ACTIVATES PROXY INFORMATION CENTER ON
                          INTERNET, INTRANET WEB SITES

     WEIRTON, W.VA. - Weirton Steel Corp. today launched its Proxy Information Center on its Internet (www.weirton.com) and internal Intranet web sites to keep shareholders informed and updated on its proposed changes to its charter and bylaws.

     Visitors to the sites can access a variety of links to help them learn and understand more about the company's effort to reposition its business through acquisitions and targeted investments to ensure its long-term survival. Available are:

o The "Proxy Explained," which includes a high-level summary of the proxy issues and the full proxy text in pdf format.

o Answers to frequently-asked questions and the opportunity to ask questions and have them answered online.

o    Viewpoints by company and union officials

o    Schedules of events and meeting

o    The option of voting a proxy via the Internet

     "The proxy information center is just another vehicle we've introduced in our multifaceted communications campaign to give all shareholders the opportunity to understand this complex corporate issue," said Gregg Warren, Weirton Steel spokesman. "Since people receive their news and information in different ways - newspapers, television, radio, face-to-face meetings, electronic media, etc. - it's important we take advantage of all of them to get our message across to our shareholder audience."

     Weirton Steel and union officials also will conduct a series of community meetings Nov. 19, Nov. 21 and Nov. 26 at the Serbian-American Cultural Center to explain the company's proposed changes and answer questions. Two informational sessions will be held each day, beginning at 10 a.m. and 6 p.m.

     All holders of Weirton Steel stock are invited to attend the meetings.